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                                                                   Exhibit 99.3
                         Global Imaging Systems, Inc.

                             Offer to Exchange its
                  10 3/4% Senior Subordinated Notes Due 2007
                       Which Have Been Registered Under
                          the Securities Act of 1933
                      For Any and All of its Outstanding
                  10 3/4% Senior Subordinated Notes Due 2007
                  Pursuant to the Prospectus Dated     , 1999

TO: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

  Global Imaging Systems, Inc. ("Global") is offering to exchange, upon and subject to the terms and conditions set forth in the enclosed prospectus,
dated    , 1999 (the "prospectus"), and the enclosed Letter of Transmittal
(the "Letter of Transmittal"), its 10 3/4% Senior Subordinated Notes due 2007 which have been registered under the Securities Act of 1933 (the "exchange notes") for any and all of its outstanding 10 3/4% Senior Subordinated Notes due 2007 (the "outstanding notes"). The exchange offer is being made in order to satisfy certain of Global's obligations contained in the Registration Rights Agreement dated as of March 8, 1999, among Global, First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets (USA) Inc.

  In connection with the exchange offer, we are requesting that you contact your clients for whom you hold outstanding notes registered in your name or in the name of your nominee, or who hold outstanding notes registered in their own names. Global, First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets
(USA) Inc. will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the exchange offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the exchange offer. Global, First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets (USA) Inc. will pay or cause to be paid all transfer taxes applicable to the exchange of outstanding notes pursuant to the exchange offer, except as set forth in the prospectus and the Letter of Transmittal.

  For your information and for forwarding to your clients, we are enclosing the following documents:

  1. Prospectus dated   , 1999;
  2. A Letter of Transmittal for your use and for the information of your clients;
  3. A form of Notice of Guaranteed Delivery; and
  4. A form of letter which may be sent to your clients for whose account you hold outstanding notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON    , 1999 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY GLOBAL (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

  To participate in the exchange offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the outstanding notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the prospectus and the Letter of Transmittal.
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  If holders of outstanding notes wish to tender, but it is impracticable for them to forward their certificates for outstanding notes prior to the expiration of the exchange offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the prospectus and the Letter of Transmittal.

  Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent for the outstanding notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Global Imaging Systems, Inc.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF GLOBAL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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